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                                                                   Exhibit 10.35



January 10, 2001


Mr. Jerry E. Aron

Re: Employment Agreement

Dear Jerry:

This letter confirms an amendment to your May 31, 2000 letter/employment agreement. The Company has agreed to give you ninety (90) days advance notice of termination rather than sixty (60) days advance notice of termination as provided in Paragraph 1 of the May 31 letter/employment agreement.

Very truly yours,


/s/ Leon F. Maraist
---------------------------------
Leon F. Maraist
President and Chief Executive Officer

AGREED TO AND ACKNOWLEDGED BY:


/s/ Jerry E. Aron
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Jerry E. Aron